Exhibit 99.1

CUSIP No. 411307 10 1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 5, 2014	SIGMA PARTNERS 6, L.P.

	BY:	SIGMA MANAGEMENT 6, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Gregory Gretsch
Gregory Gretsch
Managing Director

SIGMA ASSOCIATES 6, L.P.

	BY:	SIGMA MANAGEMENT 6, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Gregory Gretsch
Gregory Gretsch
Managing Director

SIGMA INVESTORS 6, L.P.

	BY:	SIGMA MANAGEMENT 6, L.L.C.
	ITS:	GENERAL PARTNER

	By:	/s/ Gregory Gretsch
Gregory Gretsch
Managing Director

SIGMA MANAGEMENT 6, L.L.C.

	By:	/s/ Gregory Gretsch
Gregory Gretsch
Managing Director